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                                                                   EXHIBIT 10.34

                                  (OXFORD LOGO)

                                                                November 3, 2004

Hans Van Houte
Vice President, Finance and Administration
Trubion Pharmaceuticals, Inc.
2401 4th Ave. Suite 150
Seattle, WA 98121

Dear Hans:

     Oxford Finance Corporation is pleased to provide the following loan proposal to Trubion Pharmaceuticals, Inc. for laboratory and other internal use assets, subject to terms and conditions embodied in formal loan agreements, which shall include but not be limited to the following terms and conditions:

Borrower:                Trubion Pharmaceuticals, Inc.

Lender:                  Oxford Finance Corporation, a Delaware corporation

Equipment:               Laboratory, computers and other equipment for the
                         internal use of Borrower as summarized in Attachment A
                         ("Equipment"). Equipment must be acceptable to Lender.

Total Loan Amount:       $2,000,000

Funding Dates:           December 2004 through March 2006

Terms: Each Schedule shall have a fixed term of 42 months for laboratory equipment and 36 months for all other collateral categories.

Loan Payment Rates:      3.1163% of the Loan Amount per month for 36 months.
                         2.7231% of the Loan Amount per month for 42 months.

Payment Rate             8.08%
Implicit Interest:

Periodicity:             Monthly, in advance.

       133 NORTH FAIRFAX STREET, ALEXANDRIA, VIRGINIA 22314, 703-519-4900


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Hans van Houte
November 3, 2004
Page 2


Index Basis:             The three-year Treasury Bill Weekly Average rate of
                         2.83% as published in the Federal Reserve statistical
                         release H.15 (519) on November 1, 2004.

Payment Commencements:   First day of the month following a Schedule funding.

Stock Warrants:          Borrower shall issue to Lender warrants for the
                         purchase of preferred stock equal to one percent (1.0%)
                         of the actual Loan Amount using a share strike price
                         equal to the most recent preferred equity round price
                         per share.

Documentation:           Loan and warrant documentation provided by Lender
                         containing terms generally accepted in the industry and
                         mutually agreeable to both Lender and Borrower.

Facility Fee:            None

Option to Invest:        Borrower may allow Lender, or its affiliate, the option
                         of providing an equity capital contribution to the
                         Borrower up to $1,000,000 in future private equity
                         investment rounds at the going price per share. The
                         election to invest in Borrower will be at Lender's sole
                         discretion.

Rate Adjustment:         The effective Loan Rate will remain fixed for the
                         duration of each Term. Prior to Schedule funding,
                         Lender may adjust the Loan Rate in order to maintain
                         its originally anticipated rate of return if there is
                         an increase in the yield on the U.S. Treasury Bills, as
                         quoted in the Federal Reserve statistical release H.15
                         (519), from the Index Basis specified in this proposal
                         letter.

Costs: Borrower shall be responsible for all costs and expenses relating to the transaction, including, without limitation, extraordinary attorneys' and appraisal fees, lien search, inspection and filing fees relating to the preparation, execution and recording of all documents.

Expiration:              This loan proposal will expire if a signed copy of this
                         proposal letter is not received by Oxford on or before
                         February 8, 2005.

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Hans van Houte
November 3, 2004
Page 3


     This proposal letter, the collateral described, and any terms and conditions of the loan or warrant agreements, are subject to final review and approval by Oxford Finance Corporation and its Executive Credit Team, and is not a commitment to provide financing.

     Oxford Finance Corporation welcomes the opportunity to be of service to Trubion Pharmaceuticals, Inc. We look forward to working with you.

                                        Sincerely,


                                        /s/ Christopher A. Herr
                                        ----------------------------------------
                                        OXFORD FINANCE CORPORATION
                                        Christopher A. Herr


ACKNOWLEDGED AND AGREED:

Trubion Pharmaceuticals, Inc.


By: /s/ Johannes van Houte
    ---------------------------------
Title: VP, Finance & Administration
Date: February 7, 2005

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Hans van Houte
November 3, 2004
Page 4


                                  ATTACHMENT A

ESTIMATED CATEGORIES OF EQUIPMENT:

Category                     Amount     Percentage
--------                   ----------   ----------
Laboratory Equipment       $1,250,000       63%
Office Equipment           $  150,000        7%
Miscellaneous Soft Costs   $  600,000       30%
                           ----------      ---
   Total                   $2,000,000      100%